UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2016, Flexion Therapeutics, Inc. (“Flexion”) and Evonik Corporation (“Evonik”) entered into a Supply Agreement (the “Supply Agreement”) effective as of July 1, 2016 (the “Effective Date”) for commercial supplies of poly lactic-co-glycolic acid (“PLGA”) used in the production of Zilretta™ (also known as FX006), Flexion’s lead product candidate.

Pursuant to the Supply Agreement, Flexion is obligated to submit rolling monthly forecasts to Evonik for PLGA supply, a portion of which will constitute binding orders. In addition, Flexion agreed to certain minimum purchase requirements, which decrease over time, and which do not apply (i) during periods in which Evonik is in material breach of the Supply Agreement or is unable to perform its obligations due to a force majeure event, (ii) with respect to orders that Evonik is unable to supply in excess of binding orders, (iii) for orders Evonik is unable to timely deliver or does not deliver conforming product and provides a credit for such order, or (iv) during an uncured material quality failure by Evonik. Flexion agreed to purchase PLGA batches at a specified price per gram in U.S. dollars, subject to adjustment from time to time, including due to changes in price indices and in the event the initial term of the Supply Agreement is extended.

The initial term of the Supply Agreement is five years from the Effective Date and can be renewed for successive two-year terms upon the mutual agreement of both parties before the end of the then-current term. Flexion may terminate the Supply Agreement if it fails to obtain U.S. regulatory marketing approval for Zilretta prior to a specified date or following such approval if any regulatory authority determines that marketing approval for Zilretta is no longer permitted. Flexion may also terminate the Supply Agreement in the event that Evonik repeatedly fails to supply PLGA in accordance with the terms of the Supply Agreement during a specified period of time. Either party may terminate the Supply Agreement in the event of an uncured material breach that continues for a period of more than 60 days, immediately upon a bankruptcy event of the other party or if a force majeure event continues for a period of more than 120 days.

The Supply Agreement also contains customary provisions relating to, among others, representations, warranties, insurance, limitations of liability, confidentiality and indemnity obligations.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by the terms of the Supply Agreement. Flexion will file a copy of the Supply Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: November 14, 2016

	By:	/s/ Frederick W. Driscoll
Frederick W. Driscoll
Chief Financial Officer